ARTICLES OF INCORPORATION

                                OF

                          GENOSYS, INC.

     The undersigned, being the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78, of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, does hereby adopt and make the following Articles of Incorporation:

                      ARTICLE ONE -- NAME

       The name of the corporation (hereinafter called the "Corporation") is "GeNOsys, Inc."

            ARTICLE TWO -- REGISTERED AGENT/LOCATION

     The name of the Corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the Corporation is 502 East John Street, Room E, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

                ARTICLE THREE -- CAPITALIZATION

     The aggregate number of shares which this Corporation shall have authority to issue is 50,000,000 shares of common stock of a par value of $0.0001 per share.

                ARTICLE FOUR -- GOVERNING BOARD

     The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the Corporation is two (2), and the name and address, either residence or business, of each of said members are as follows:

               Name                             Address

            John W. R. Miller          5063 N. Riverpark Way
                                       Provo, Utah  84604

            Clark M. Mower             5509 Mountain View Drive
                                       Mountain Green, Utah  84050

            Christie Melanie Woodruff  5063 N. Riverpark Way
                                       Provo, Utah  84604

     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one, and shall never be more than nine. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.

                  ARTICLE FIVE -- INCORPORATOR

     The name and address, either residence or business, of the incorporator signing these Articles of Incorporation, is as follows:

               Name                                   Address

          Leonard W. Burningham, Esq.         455 East 500 South, Suite 205
                                              Salt Lake City, Utah  84111

                    ARTICLE SIX -- DURATION

     The Corporation shall have perpetual existence.

        ARTICLE SEVEN -- ELIMINATING PERSONAL LIABILITY

     The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                ARTICLE EIGHT -- INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                    ARTICLE NINE -- PURPOSE

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the General Corporation Law of the State of Nevada.

     ARTICLE TEN -- AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     To the full extent permitted under the General Corporation Law of the State of Nevada, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation's Articles of Incorporation.

     In addition, the Board of Directors, without stockholder approval, may take action to change the Corporation's capitalization by a pro rata reverse stock split or forward stock split, only so long as such capitalization adjustment does not require an amendment to the Corporation's Articles of Incorporation.

         ARTICLE ELEVEN -- CONTROL SHARES ACQUISITIONS

     The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS Sections
78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

              ARTICLE TWELVE -- COMBINATIONS WITH
                    INTERESTED STOCKHOLDERS

     The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS Sections 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.

           ARTICLE THIRTEEN -- CONFLICTS OF INTEREST

     To the full extent contemplated by the General Corporation Law of the State of Nevada, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

                   ARTICLE FOURTEEN -- BYLAWS

     Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the General Corporation Law of the State of Nevada.

ARTICLE FIFTEEN -- AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

     The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

     IN WITNESS WHEREOF, the undersigned Incorporator hereby executes these Articles of Incorporation of GeNOsys, Inc., a Nevada corporation, on this 30th day of June, 2005.


                                   /s/Leonard W. Burningham
                                   Leonard W. Burningham, Esq.
                                   Incorporator